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                                  EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 17, 1998, appearing on page F-2 of Data Dimensions, Inc. Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to our firm under the heading "EXPERTS" in such Prospectus.

BDO Seidman, LLP


/s/ BDO Seidman, LLP
-------------------------------
Seattle, Washington
March 9, 1999



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